Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Famous Dave’s of America, Inc. does hereby certify that:

a)

The Quarterly Report on Form 10-Q of Famous Dave’s of America, Inc. for the quarter ended April 3, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Famous Dave’s of America, Inc.

Dated: May 18, 2016	By:	/s/ Adam J. Wright
Adam J. Wright
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: May 18, 2016	By:	/s/ Dexter Newman
Dexter Newman
Chief Financial Officer
(Principal Financial Officer)